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As filed with the Securities and Exchange Commission on May 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MAGNETEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	95-3917584 (I.R.S. Employer Identification No.)

10900 Wilshire Boulevard, Suite 850
Los Angeles, California 90024-6501
(310) 208-1980
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Tina D. McKnight, Esq.
Vice President, General Counsel and Secretary
MAGNETEK, INC.
10900 Wilshire Boulevard, Suite 850
Los Angeles, California 90024-6501
(310) 208-1980

With a copy to:
 Jennifer Bellah Maguire, Esq.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
(213) 229-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock ($.01 par value)	1,801,900 shares(2)(3)(4)	$6.58	$9,442,300	$1,196.34(2)

(1)
Estimated solely for the purpose of determining the registration fee. Calculated on the basis of the average of the high and low reported prices of the Registrant's Common Stock on the New York Stock Exchange on May 18, 2004.

(2)
The Registrant is offering an aggregate of 1,801,900 shares of Common Stock pursuant to this registration statement. The Registrant previously paid a registration fee in the amount of $2,472 in connection with the registration of 366,900 such shares pursuant to a Registration Statement on Form S-3 (Registration No. 333-15933) initially filed on November 12, 1996. The Registrant is offering an additional 1,435,000 shares of Common Stock under this Registration Statement, resulting in an aggregate offering of 1,801,900 shares of Common Stock. Pursuant to Rule 429, no additional fee with respect to the previously registered shares of Common Stock is due at the time of this filing.

(3)
Each share of common stock includes certain rights as set forth in a Rights Agreement dated as of April 30, 2003 by and between the Corporation and The Bank of New York, as Rights Agent.

(4)
Plus such indeterminate number of additional securities as may be issuable as a stock split, stock dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of common stock.

        Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus included in this Registration Statement also relates to the shares of common stock of the Registrant previously registered under a Registration Statement on Form S-3 (Registration No. 333-15933). Accordingly, this registration statement constitutes a post-effective amendment to such earlier Registration Statement. This post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8 of the Securities Act.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

        The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 21, 2004

MAGNETEK, INC.
Common Stock
($.01 par value)

1,801,900 Shares

        This Prospectus relates to 1,801,900 shares (the "Securities") of Common Stock, par value $.01 per share ("Common Stock"), of Magnetek, Inc., a Delaware corporation (the "Company" or "Magnetek"), which may be offered for sale from time to time as so directed by Magnetek or its appointed investment manager, through SEI Private Trust Company, a limited purpose federal savings bank regulated by the Office of Thrift Supervision as directed trustee under the Magnetek Employee Benefit Plan Master Trust Agreement ("Trust"), the funding vehicle for the Magnetek, Inc. FlexCare Plus Retirement Pension Plan (the "Pension Plan") ("SPTC," or the "Selling Stockholder"). The Company is registering the Securities in order to provide the Selling Stockholder with freely tradable securities pursuant to a Registration Rights Agreement between the Company and U.S. Trust Company, N.A., a national banking association, the predecessor in interest to the Pension Plan's new investment manager with respect to the Securities, LaSalle Bank, N.A. ("LaSalle") and the Agreement of Registration Rights between the Company and SPTC (together, the "Registration Rights Agreement"). The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholder. The Company is generally required to bear the expenses of the registration of the shares of Common Stock offered hereby, including, without limitation, registration fees and legal and accounting fees. Underwriting discounts, commissions and fees and transfer taxes will be the responsibility of the Pension Plan. See "Pension Plan."

        The Common Stock is listed on the New York Stock Exchange under the symbol "MAG." On May 18, 2004, the last reported sale price per share of the Common Stock, as quoted on the New York Stock Exchange, was $6.49.

        See "Risk Factors" beginning on page 1 of this prospectus and those risk factors contained in the applicable prospectus supplement, if any, for certain considerations relevant to an investment in the Securities.

        The Selling Stockholder may from time to time at the direction of the Company or its appointed investment manager, offer and sell the Securities held by it directly or through agents or broker-dealers on terms, including the price per share, to be determined at the time of sale. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. The Company or its appointed investment manager, reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Securities to be made directly or through agents.

        The Selling Stockholder and any agents or broker-dealers that participate with the Selling Stockholder in the distribution of Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 21, 2004.

THE COMPANY

        The Company supplies digital power-electronic products used in information technology and industrial, communications, consumer and other markets. These products usually take the form of sub-systems. They are sold directly or through agents to original equipment manufacturers ("OEMs") for incorporation into their products, to system integrators and value-added resellers for assembly and installation in end-user systems, and to distributors for resale to OEMs, contractors and end users for repair and replacement purposes. Founded in July 1984 and listed on the NYSE in July 1989 (NYSE: MAG), Magnetek operates six factories in North America, two in Europe and one in China, together employing approximately 1,700 people worldwide. The Company's principal executive offices are located at 10900 Wilshire Boulevard, Suite 850, Los Angeles, California 90024-6501, telephone number (310) 208-1980. The Company maintains a World Wide Web site at http://www.magnetek.com.

RISK FACTORS

        Certain information set forth or incorporated by reference in this Prospectus includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties, including those identified under this caption. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

        In addition to the other information included elsewhere in this Prospectus, the following factors should be considered carefully in evaluating an investment in the Securities offered by this Prospectus.

General market conditions can effect our results of operations. Also, general business risks facing public companies may effect our business.

        A continuing low level of demand for power products in the telecommunications and information technologies industries had an adverse effect on the Company's operating results in fiscal 2003. If demand in one or both of these industries deteriorates further in subsequent periods, the adverse effect on our results of operations could continue. In addition, we are subject to all of the business risks facing public companies, including business cycles and trends in the general economy, financial market conditions, changes in interest rates, demand variations and volatility, potential loss of key personnel, supply chain disruptions, government legislation and regulation, and natural causes.

We rely significantly on our top five customers and the loss of any one of them can negatively affect our financial position or results of operations.

        Sales to our top five customers represented approximately 30% of our net sales in fiscal 2003. The loss of any such customers or significant decreases in any such customers' levels of purchases from us could have a material adverse effect on our financial position or results of operations.

We face risks associated with the fact that some of our competitors are substantially larger and have greater resources than we do.

        The power supplies industry includes more than 1,000 enterprises, according to MicroTech Consultants, an industry research organization. Of these, we compete directly only with manufacturers of complex, non-commodity power products, which management estimates constitute less than 5% of the industry. However, some of our competitors are significantly larger and have substantially greater resources than we have. Further, given the current excess capacity and the decline in valuations of companies within the industry, the risk of consolidation in the industry could result in larger competitors than exist today.

        In power systems, we compete with crane and hoist drive manufacturers and drive system integrators, elevator drive manufacturers and control system integrators, mining machinery drive builders, power inverter builders and telecom power systems builders. The total number of such enterprises with whom Magnetek competes directly is considered to be fewer than 100. However, some of Magnetek's competitors are significantly larger and have substantially greater resources than Magnetek, and some are global in scope, whereas Magnetek currently competes primarily in the North American market.

Our international operations are subject to risks associated with changes in local economic and political conditions, codes and standards, currency exchange rates and restrictions, regulatory requirements and taxes.

        Since international sales currently account for nearly half of our revenue, currency exchange rates impact our results. This is partially a currency translation issue with no economic impact on actual results. However, a fluctuation in exchange rates between a foreign currency and the U.S. dollar can have an economic impact on revenue and profit. During fiscal 2003, Magnetek was impacted by currency fluctuations, primarily the weakening of the U.S. dollar against the Euro. Additional weakening in the value of the dollar against other currencies, primarily the Euro, could have an adverse effect on our financial results.

        In addition, we expect to continue to migrate production to our lower-cost facility in China and increase the use of outsourcing, which could result in production delays or quality issues during the transition. Problems associated with such transitions may result in delays of shipments to customers, cancellations of delayed shipments, diversion of management attention, increases in inventory levels, increases in quality issues, increases in warranty returns and an inability to achieve anticipated manufacturing cost reductions, any of which could result in an adverse effect on our business, operating results and financial condition.

        Moreover, the supply and cost of these products could be adversely affected, among other reasons, by changes in foreign currency exchange rates, increased import duties, imposition of tariffs, imposition of import quotas, interruptions in sea or air transportation, political or economic changes, anti-terrorism initiatives and risks associated with hostilities. In the event of confiscation, expropriation, nationalization or governmental restrictions in the above-mentioned locations, earnings could be adversely affected by such business disruption, resulting in delays and/or increased costs in the production and delivery of products.

Our industry is reliant on intellectual property. If we are unable to maintain technological competitiveness or if we are found to have infringed upon intellectual property of others, our business operations could suffer.

        We believe that our intellectual property in the area of digital power-electronics is equal or superior to our competitors' and we do not know of any new technologies that could cause a shift away from digital power-electronic solutions. However, as a technology-based company in an industry characterized by short product life cycles, Magnetek is dependent on both patented and proprietary intellectual property. Therefore, major advancements in digital power-electronic technology by competitors or the advent of technologies obviating digital power-electronic solutions could have an adverse effect on our business.

        We could also be adversely affected financially if we are found to have infringed upon the intellectual property of others. We are currently defending against one such claim alleging infringement of electronic ballast patents.

Environmental liabilities associated with operations that we have divested may have an adverse effect on our financial position.

        Magnetek has agreed to provide indemnification against environmental liabilities and potential liabilities associated with operations that it has divested, including certain motor, generator, lighting ballast, transformer and drive manufacturing operations. Such liabilities, if any, could have an adverse effect on our financial position. Further, we have been indemnified against potential environmental liabilities and potential liabilities associated with operations we have acquired, including lighting ballast, transformer, capacitor and crane brake manufacturing operations that were subsequently divested. If not paid for by the indemnifiers such liabilities, if any, could have an adverse effect on our financial position.

We may pursue acquisition opportunities which could detract from our other businesses or could fail. Also, our credit facility restricts our ability to make acquisitions without our lender's consent.

        Our business strategy has historically called for growth and diversification in the digital power-electronic products business. Pursuing acquisition opportunities and attempting to integrate and manage acquired businesses requires significant resources, including management time and skill, and these efforts may detract from the management or operation of these and our other businesses. Additionally, acquired businesses may not perform as anticipated, thereby causing our operating results to suffer. In addition, in August 2003 we entered into a $19 million credit facility with Bank One, NA. Our credit agreement restricts us from making acquisitions, and we cannot be sure that the lender will consent to any particular proposed acquisition.

THE OFFERING

Common Stock offered hereby	1,801,900 shares
Common Stock outstanding after the offering	28,485,230(a)
NYSE Symbol	MAG

(a)
Based on the number of shares of Common Stock outstanding on March 28, 2004. The consummation of the offering will not change the number of shares of Common Stock outstanding.

        All of the Securities are subject to the restrictions on transfer in and other terms of the Registration Rights Agreement. Under the Registration Rights Agreement, the Selling Stockholder may only transfer shares of Common Stock in certain types of transactions and under certain circumstances, including pursuant to the Registration contemplated hereby, pursuant to Rule 144 under the Securities Act, to the Company, in response to certain tender offers, and in certain negotiated transfers, whether registered or not.

        The Securities are being registered by the Company under the Registration Rights Agreement, pursuant to which the Company agreed, among other things, to file a Registration Statement for the sale of the shares of Common Stock offered hereby. The Company is generally required to bear the expenses of the registration of the shares of Common Stock offered hereby, including, without limitation, registration fees and legal and accounting fees. Underwriting discounts, commissions and fees and transfer taxes will be the responsibility of the Pension Plan. To date, expenses of the registration of the shares of Common Stock offered hereby are estimated at $36,196.34, all of which will be paid by the Company. The Company has agreed to indemnify the Selling Stockholder against certain liabilities under the Securities Act.

        Prohibited transactions under Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), could arise if, absent an available exemption, a person or entity which is a "party in interest," as defined under ERISA, or a "disqualified person," as defined under the Code, were to purchase any of the Securities being offered by the Selling Stockholder. Any such potential purchaser should consult with counsel in order to determine whether an exemption is available with respect to any such purchase.

SELLING STOCKHOLDER

        The Selling Stockholder is SEI Private Trust Company, a limited purpose federal savings bank regulated by the Office of Thrift Supervision, as directed trustee under the Trust established pursuant to the Pension Plan. The Pension Plan is a defined benefit plan for the purposes of ERISA and is designed to provide employee participants with retirement income related to their salary and years of active service. LaSalle acts as investment manager of a segregated account of the Trust established pursuant to the Pension Plan, in which the shares of Common Stock offered hereby are held. Both SPTC and LaSalle receive customary compensation for serving as directed trustee and investment manager, respectively.

        LaSalle acts as investment manager pursuant to an investment management agreement with the Company and the Pension Plan administrator. In accordance with the terms of the investment management agreement, LaSalle is responsible for the management and disposition of the shares of Common Stock of the Company held by the Pension Plan and is a fiduciary of the Pension Plan. LaSalle, in exercising its fiduciary duty, will decide whether or not, and under what terms, it will direct the Selling Stockholder to sell the shares of Common Stock offered hereby. The Company has previously contributed shares of Common Stock to the Pension Plan. The Company did not receive any cash proceeds from the contribution of the Securities, although the contribution of the Securities reduced the Company's current or future funding obligations with respect to the Pension Plan. The proceeds of any sales of the Securities by the Selling Stockholder will be retained by the Pension Plan and used for the benefit of participating employees and retirees of the Company and their beneficiaries.

        At the date of this Prospectus, the Pension Plan beneficially owned 1,801,900 shares of Common Stock, representing approximately 6.3% of the Company's outstanding shares of Common Stock. The Pension Plan is selling 1,801,900 shares of Common Stock pursuant to this offering, and assuming that all such shares are sold, the Pension Plan will beneficially own none of the outstanding shares of Common Stock after this offering.

AVAILABLE INFORMATION

        The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act, covering the Securities covered by this Prospectus. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Securities offered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the Registration Statement or any part thereof may be obtained from such office, upon payment of the fees prescribed by the Commission.

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the

Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Commission at 1-800-SEC-0330. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is listed on the NYSE, and the reports, proxy and information statements and other information filed by the Company with the NYSE can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission (File No. 1-10233) are by this reference incorporated in and made a part of this Prospectus: (i) the Annual Report on Form 10-K for the fiscal year ended June 30, 2003; (ii) the Quarterly Reports on Form 10-Q for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004; (iii) the description of the Company's Common Stock contained in its Registration Statements on Form 8-A filed April 21, 1989, May 14, 1997 and May 12, 2003; (iv) the Periodic Reports on Form 8-K filed on July 3, 2003, August 1, 2003, August 14, 2003, August 18, 2003, August 19, 2003, August 21, 2003, October 14, 2003, October 21, 2003, October 29, 2003, January 30, 2004 and May 6, 2004 and (v) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        Copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to Magnetek, Inc., Attention: General Counsel, 10900 Wilshire Boulevard, Suite 850, Los Angeles, California 90024-6501, telephone number (310) 208-1980.

USE OF PROCEEDS

        The Securities are being offered hereby for the account of the Selling Stockholder, for the benefit of the Pension Plan. Accordingly, the Company will not receive any of the proceeds from the sale of the Securities offered hereby.

PLAN OF DISTRIBUTION

        Sales of the Securities offered hereby may be made on the New York Stock Exchange or the over-the-counter market, pursuant to Rule 144 promulgated under the Securities Act or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

        The Securities may be sold in (i) a block trade in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) transactions in which a broker or dealer acts as principal and resells the Securities for its account pursuant to this Prospectus, (iii) an exchange distribution in accordance with the rules of such exchange, and (iv) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. The Selling Stockholder also may, from time to time, authorize underwriters acting as its agents to offer and sell Securities upon such terms and conditions as shall be set forth in a prospectus supplement. Underwriters, brokers or dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to sale. Such underwriters, brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

        There is no assurance that the Selling Stockholder will be directed by the Company or its appointed investment manager, to offer for sale or sell any or all of the Securities covered by this Prospectus.

LEGAL MATTERS

        The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Tina D. McKnight, Esq., Vice President, General Counsel and Secretary of the Company.

EXPERTS

        The consolidated financial statements and schedule of Magnetek, Inc., included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

MISCELLANEOUS

        No dealer, sales representative or any other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with this offering, and if given or made, such information or representation must not be relied upon as having been authorized by the Registrant, its appointed investment manager or the Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, Common Stock by anyone in any jurisdiction in which such an offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any time subsequent to its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses in connection with the distribution of the Securities registered hereby. The expenses in connection with the distribution contemplated by this Registration Statement will be borne by the Company, excepting printing expenses.

SEC Registration Fee	$1,196.34
New York Stock Exchange Listing Fee	5,000
Legal fees and expenses*	20,000
Accounting fees and expenses*	5,000
Miscellaneous*	5,000
TOTAL*	$36,196.34

* Estimated.

Item 15. Indemnification of Directors and Officers

        The Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, including grossly negligent business judgments made in good faith, except for liability (i) for breach of the duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit.

        As permitted by Section 145 of the Delaware General Corporation Law, the By-laws of the Registrant provide that the Registrant is required to indemnify its directors, officers, employees and agents, and persons serving in such capacities in other business enterprises at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary (except that the Registrant is not required to indemnify a person who (i) acted in bad faith, (ii) failed to act in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, (iii) in the case of a criminal proceeding, had reasonable cause to believe that such person's conduct was unlawful, or (iv) in the case of an action or suit by or in the right of the Registrant, has been adjudged liable for negligence or misconduct in the performance of such person's duty to the Registrant unless an appropriate court determines that such person is entitled to indemnity). Notwithstanding the foregoing, the Registrant is required to indemnify the expenses incurred by any director, officer, employee or agent who has been successful on the merits or otherwise in defense of any action, suit or proceeding. The Registrant may, but is not required to, advance expenses of a director of officer incurred in defending an action suit or proceeding provided that the Registrant receives an undertaking that such director or officer will repay the advanced funds in the event it is ultimately determined that such person is not entitled to indemnification. Indemnification under the Registrant's By-laws may only be made upon a determination by a quorum of disinterested directors (or, in certain circumstances, by independent legal counsel or the stockholders) that indemnification is proper in the circumstances because the applicable standard of conduct has been met. The indemnification provisions contained in the Registrant's By-laws may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

        The Registrant's By-laws also provide that the rights to indemnification provided for in the By-laws are not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, and further provide, in accordance with Section 145 of the Delaware General Corporation Law, that the Registrant may purchase and maintain insurance which protects its officers, directors, employees and agents, and persons serving in such capacities in other business enterprises at the Registrant's request, against any liabilities incurred in connection with their services in such capacities. Such an insurance policy has been obtained by the Registrant.

        The description of the Registrant's By-laws contained in the preceding paragraphs is qualified in its entirety by reference to the Registrant's By-laws (filed with the Commission as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, which is incorporated by reference herein).

        The Registrant has agreed to indemnify certain directors and officers of the Registrant for any damages suffered in connection with the exercise of certain registration rights.

Item 16. Exhibits

        The following are filed as exhibits to this Registration Statement:

Exhibit Number	Description
3.1
Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on November 21, 1989, incorporated by reference to the Registration Statement on Form S-3 filed on August 1, 1991, Commission File No. 33-41854.
3.2
By-laws of the Company, as amended and restated, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, Commission File No. 1-10233.
4.1
Registration Rights Agreement, dated June 26, 2002, by and between the Company and U.S. Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, Commission File No. 001-10233.
4.2
Agreement for Registration Rights, dated as of September 15, 2003, by and between the Company and SEI Private Trust Company, incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, Commission File No. 001-10233.
5.1	Opinion and consent of Tina D. McKnight, Esq.
10.1	Joinder Agreement, dated as of April 23, 2004 by and among the Company, SEI Private Trust Company, and LaSalle Bank, N.A.
23.1	Consent of Tina D. McKnight, Esq. (contained in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent auditors.
24.1	Power of Attorney (included on the signature page hereto).

Item 17. Undertakings

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of

1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered thereby and the offerings of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matters has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, as of the 20th day of May, 2004.

MAGNETEK, INC.
By:	/s/ ANDREW G. GALEF Andrew G. Galef Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David P. Reiland and Tina D. McKnight as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and as of the dates indicated below.

Signature	Title	Date
/s/ ANDREW G. GALEF Andrew G. Galef	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 20, 2004
/s/ THOMAS G. BOREN Thomas G. Boren	Director	May 14, 2004
Dewain K. Cross	Director	May , 2004
/s/ PAUL J. KOFMEHL Paul J. Kofmehl	Director	May 14, 2004
Mitchell I. Quain	Director	May , 2004
/s/ ROBERT E. WYCOFF Robert E. Wycoff	Director	May 17, 2004
/s/ DAVID P. REILAND David P. Reiland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 14, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
3.1
Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on November 21, 1989, incorporated by reference to the Registration Statement on Form S-3 filed on August 1, 1991, Commission File No. 33-41854.
3.2
By-laws of the Company, as amended and restated, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003, Commission File No. 1-10233.
4.1
Registration Rights Agreement, dated June 26, 2002, by and between the Company and U.S. Trust Company, N.A., incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, Commission File No. 001-10233.
4.2
Agreement for Registration Rights, dated as of September 15, 2003, by and between the Company and SEI Private Trust Company, incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003, Commission File No. 001-10233.
5.1	Opinion and consent of Tina D. McKnight, Esq.
10.1	Joinder Agreement, dated as of April 23, 2004 by and among the Company, SEI Private Trust Company, and LaSalle Bank, N.A.
23.1	Consent of Tina D. McKnight, Esq. (contained in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent auditors.
24.1	Power of Attorney (included on the signature page hereto).

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TABLE OF CONTENTS
THE COMPANY
RISK FACTORS
THE OFFERING
SELLING STOCKHOLDER
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
MISCELLANEOUS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS